Exhibit (e)(20)

FIFTH AMENDMENT OF EMPLOYMENT AGREEMENT

THIS FIFTH AMENDMENT, made and entered into as of the 27th day of August, 2007, by and between RARE HOSPITALITY MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the “Company”), and W. DOUGLAS BENN, a resident of the State of Georgia (hereinafter referred to as the “Executive”);

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated as of April 28, 2003 (the “Original Agreement”), First Amendment of Employment Agreement, dated as of October 27, 2004 (the “First Amendment”), Second Amendment of Employment Agreement, dated as of October 27, 2005 (the “Second Amendment”), Third Amendment of Employment Agreement, dated as of October 27, 2006 (the “Third Amendment”), and Fourth Amendment of Employment Agreement, dated as of December 15, 2006 (the “Fourth Amendment”); and

WHEREAS, in connection with the execution of the Agreement and Plan of Merger, dated as of August 16, 2007, by and among RARE Hospitality International, Inc., Darden Restaurants, Inc. (“Darden”) and Surf & Turf Merger Corp. (the “Merger Agreement”), at the request of Darden, the Company and the Executive have agreed to further amend the Original Agreement, as amended;

NOW, THEREFORE, for and in consideration of the mutual covenants and obligations contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1. A new Section 2.7 is hereby added to the Original Agreement, as amended, as follows:

“2.7. Stay Incentive Bonus. Subject to the Executive’s continued employment through the Expiration Date (or until such early date determined by the Company), and in lieu of the Non-Renewal Severance, the Executive shall be entitled to a lump sum payment equal to $405,700.”

2. The second clause (ii) of the first paragraph of Section 3.2(e) of the Original Agreement, as amended, shall be amended and restated as follows:

“(ii) a lump sum equal to the average of the bonus paid to Executive with respect to the 2005 and 2006 fiscal years of the Company;”

3. The following proviso shall be added to the end of clause (i) of the second paragraph of Section 3.2(e) of the Original Agreement, as amended:

“provided, however, that, notwithstanding any provision of this Agreement or the Merger Agreement to the contrary, at the Effective Time (as defined in the Agreement and Plan of Merger, dated as of August 16, 2007, by and among RARE Hospitality International, Inc., Darden Restaurants, Inc. (“Darden”) and Surf & Turf Merger Corp. (the “Merger Agreement”)), as the sole and exclusive accelerated vesting benefit to be provided to the Executive with respect to Company Performance-Based Restricted Stock Units (as defined in the Merger Agreement) (A) one-half ( 1/2) of the target amount of shares of Company Common Stock (as defined in the Merger Agreement) to be issued with respect to each award of Company Performance-Based Restricted Stock Units granted in 2006 and (B) one-sixth ( 1/6) of the target amount of shares of Company Common Stock to be issued with respect to each award of Company Performance-Based Restricted Stock Unit granted in 2007 will vest (become non-forfeitable) and be converted into restricted stock units based on shares of Parent Common Stock (as defined in the Merger Agreement) at the Effective Time, and shall be settled on January 2, 2008.”

4. Section 19 of the Original Agreement, as revised by the Fourth Amendment, shall be deleted in its entirety and replaced with the following new Section 19:

“19. Entire Agreement. This Agreement, together with the Fifth Amendment and Exhibit A to the Fourth Amendment, which is incorporated herein by this reference, constitutes the entire Agreement between the parties hereto with regard to Executive’s employment by the Company and there are no agreements, understandings, specific restrictions, warranties or representations, written or oral, relating to said subject matter between the parties other than those set forth herein or herein provided for.”

5. Except as otherwise set forth herein, the Original Agreement, as amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

RARE HOSPITALITY MANAGEMENT, INC.

By:	/s/ Eugene I. Lee, Jr.

EXECUTIVE

/s/ W. Douglas Benn
W. DOUGLAS BENN